Exhibit 32.1
Certification Required by 18 U.S.C. Section 1350
(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
I, David Bikerman, as Chief Executive Officer of Sino Silver Corp. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that to my knowledge:
1.	the accompanying Quarterly Report on Form 10-QSB of the Company for the period ended September 30, 2005 (the “Report”), filed with the U.S. Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

Date: November 21, 2005	By:	/s/ David Bikerman
		Name:	David Bikerman
		Title:	Chief Executive Officer